Exhibit 16.1

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

April 12, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: MU GLOBAL HOLDING LIMITED

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of MU Global Holding Limited. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated April 12, 2021 of MU Global Holding Limited to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA